EXHIBIT (d)(1)



                                  FORWARD FUNDS
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT, effective as of May 1, 2005 and amended and restated as of January 8, 2008 and March 5, 2008, between Forward Management, LLC ("Forward Management" or the "Investment Advisor") and Forward Funds (the "Trust") on behalf of the series of the Trust listed on Exhibits A and B (the "Funds").

WHEREAS, the Trust is a Delaware statutory trust of the series type organized under a Declaration of Trust dated May 1, 2005 (the "Declaration of Trust") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Funds are series of the Trust;

WHEREAS, the Investment Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

WHEREAS, each of the parties hereto entered into substantially similar Investment Management Agreements, one of which was effective as of May 1, 2005 with respect to certain series of the Trust, and one of which was effective as of July 1, 2005, and amended effective as of September 7, 2006, with respect to certain other series of the Trust (the "Original Agreements") and the parties hereto wish to combine the Original Agreements;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and the Investment Advisor as follows:

1. Appointment. The Investment Advisor is hereby appointed to act as investment adviser to the Funds for the periods and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Investment Advisory Duties. Subject to the supervision of the Trustees of the Trust, the Investment Advisor will: (a) provide a program of continuous investment management for the Funds with regard to the Funds' investment of their assets (the "Portfolios") in accordance with the Funds' investment objectives, policies and limitations as stated in the Funds' prospectus and statement of additional information included as part of the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time, copies of which shall be provided to the Investment Advisor by the Trust; (b) make investment decisions for the Funds with regard to the Portfolios, including, but not limited to, the selection and management of investment sub-advisers for the Funds, in which case any of the duties of the Investment Advisor set forth herein may be delegated to such investment sub-advisers subject to approval by the Board of Trustees; (c) if investment sub-advisers are appointed with respect to the Funds, monitor and evaluate the performance of the investment sub-advisers under their respective sub-advisory agreements in light of the investment objectives and policies of the respective Fund, and render to the Trustees such periodic and special reports related to such performance monitoring as the Trustees may reasonably request, and analyze and recommend changes in investment sub-advisers as the Investment Advisor may deem appropriate; (d) place orders to purchase and sell investments in the Portfolios for the Funds; and (e) provide office space, secretarial and clerical services and wire and telephone services necessary to provide the investment advisory duties set forth in this Section 2.

In performing its investment management services to the Funds under the terms of this Agreement, the Investment Advisor will provide the Funds with ongoing investment guidance and policy direction.

The Investment Advisor further agrees that, in performing its duties hereunder, it will:

(a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board of Trustees;

(b) use reasonable efforts to manage the Portfolios so that the Funds will qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;

(c) place orders pursuant to its investment determinations for the Funds in accordance with applicable policies expressed in the Funds' Prospectus and/or Statement of Additional Information, established through written guidelines determined by the Trust and provided to the Investment Advisor, and in accordance with applicable legal requirements;

(d) furnish to the Trust whatever statistical information the Trust may reasonably request with respect to the Portfolios. In addition, the Investment Advisor will keep the Trust and the Trustees informed of developments materially affecting the Portfolios and shall, on the Investment Advisor's own initiative, furnish to the Trust from time to time whatever information the Investment Advisor believes appropriate for this purpose;

(e) make available to the Trust's administrator (the "Administrator"), and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolios as may be required to assist the Administrator and the Trust in their compliance with applicable laws and regulations. The Investment Advisor will furnish the Trustees with such periodic and special reports regarding the Funds as they may reasonably request;

(f) meet quarterly with the Trust's Board of Trustees to explain its investment management activities, and any reports related to the Portfolios as may reasonably be requested by the Trust;

(g) immediately notify the Trust in the event that the Investment Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Advisor from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Investment Advisor further agrees to notify the Trust immediately of any material fact known to the Investment Advisor respecting or relating to the Investment Advisor that is not contained in the Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect; and

(h) in making investment decisions for the Portfolios, use no material non-public information that may be in its possession or in the possession of any of its affiliates, nor will the Investment Advisor seek to obtain any such information.

3. Investment Guidelines. The Trust shall supply the Investment Advisor with such information as the Investment Advisor shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Portfolios.

4. The Investment Advisor is responsible for decisions to buy and sell securities and other investments for the Fund, broker-dealer selection, and negotiation of brokerage commission rates. The Investment Advisor's primary consideration in effecting a security transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Registration Statement, or other factors that may be specified by the Board. The price to a Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Investment Advisor in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or other applicable law, the Investment Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Investment Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Investment Advisor's overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with
Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the Investment Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to the Investment Advisor if it is registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Fund, the Investment Advisor or an affiliate of the Investment Advisor. Such allocation shall be in such amounts and proportions as the Investment Advisor shall determine consistent with the above standards, and the Investment Advisor will report on said allocation regularly to the Board if and as required under applicable law or regulation, indicating the broker-dealers to which such allocations have been made and the basis therefor.

5. Compensation. For its investment advisory services specified in Section 2 of this Agreement, the Trust agrees to pay annual fees to the Investment Advisor equal to the amounts listed opposite the respective Fund on Exhibits A and B.

(a) Advisory fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Funds as determined according to the manner provided in the then-current prospectus of the Funds.

(b) Performance fees, if any, shall be computed and accrued daily and paid monthly based on the performance of the Funds as defined and determined according to the manner provided in the then-current prospectus of the Funds.

(c) The Investment Advisor shall be responsible for compensating any investment sub-advisers employed by the Funds listed on Exhibit A.

6. Fees and Expenses. The Investment Advisor shall not be required to pay any expenses of the Funds other than those specifically allocated to the Investment Advisor in this Agreement. In particular, but without limiting the generality of the foregoing, the Investment Advisor shall not be responsible for the following expenses of the Funds: organization and certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Investment Advisor's overhead and employee costs in providing the services specified in Section 2 of this Agreement); fees payable to the Investment Advisor and to any other of the Funds' advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; expenses of establishing, or implementing the Funds' compliance program; expenses, salaries, or other costs of any officers of the Funds, including, but not limited to any officers of the Funds who may also be officers, employees, or other affiliates of the Investment Advisor; payments to the Administrator for maintaining the Funds' financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery or other office supplies; any litigation expenses; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' businesses) of officers, trustees and employees of the Trust with respect to matters concerning the Funds (including officers, trustees or employees of the Funds who are "interested persons" of the Investment Advisor) as may be agreed upon between the Trust and the Investment Advisor.

Notwithstanding anything herein to the contrary, the Investment Advisor may, if requested: (a) furnish to the Funds the services of its employees and agents in the management and conduct of the corporate business and affairs of the Funds, provided that the Investment Advisor may be compensated for providing such services as agreed to between the Investment Advisor and the Trust from time to time pursuant to a support services or similar agreement; (b) provide the services of its officers or employees as officers or administrative executives of the Funds (including but not limited to the Chief Compliance Officer of the Funds and any compliance staff) and the services of any Trustees of the Trust who are "interested persons" of the Trust or its affiliates, as that term is defined in the 1940 Act, subject in each case to their individual consent to serve and to applicable legal limitations, provided that, other than with respect to the services specified in Section 2 of this Agreement, the Investment Advisor may be compensated for providing such services as agreed to between the Investment Advisor and the Trust from time to time pursuant to a support services or similar agreement; and (c) provide office space, secretarial and clerical services and wire and telephone services, and monitor and review Trust contracted services and expenditures pursuant to the distribution plans of the Funds, provided that the Investment Advisor may be compensated for providing such services as agreed to between the Investment Advisor and the Trust from time to time pursuant to a support services or similar agreement.

7. Books and Records. The Investment Advisor agrees to maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Investment Advisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Investment Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.

8. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Funds are adhered to, the Trust agrees that the Investment Advisor may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Investment Advisor or with accounts of the affiliates of the Investment Advisor, if in the Investment Advisor's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Trust acknowledges that the determination of such economic benefit to the Funds by the Investment Advisor represents the Investment Advisor's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

9. Liability. The Investment Advisor shall not be liable to the Trust for the acts or omissions of any other fiduciary or other person respecting the funds or for anything done or omitted by the Investment Advisor under the terms of this Agreement if the Investment Advisor shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

10. Services Not Exclusive. It is understood that the services of the Investment Advisor are not exclusive, and that nothing in this Agreement shall prevent the Investment Advisor from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Investment Advisor's ability to meet its obligations to the Funds hereunder. When the Investment Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Investment Advisor recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. If the Investment Advisor provides any advice to its clients concerning the shares of the Funds, the Investment Advisor shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Funds.

11. Duration and Termination. This Agreement shall continue with respect to each of the Funds, until December 31, 2005, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of a Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty with respect to a Fund upon the vote of a majority of the Trustees or by vote of the majority of that Fund's outstanding voting securities, upon sixty (60) days' written notice to the Investment Advisor or (b) by the Investment Advisor at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Investment Advisor on behalf of the Funds at the time of such termination. The Investment Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

12. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties, and consistent with the requirements of the 1940 Act.

13. Proxies. Unless the Trust gives written instructions to the contrary, the Investment Advisor shall vote all proxies solicited by or with respect to the issuers of securities in the Portfolios. The Investment Advisor shall maintain a record of how the Investment Advisor voted and such record shall be available to the Trust upon its request. The Investment Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders.

14. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Trust:
Forward Funds
433 California Street, 11th Floor
San Francisco, CA 94104

If to the Investment Advisor:
Forward Management, LLC
433 California Street, 11th Floor
San Francisco, CA 94104

15.  Confidential  Information.   The  Investment  Advisor  shall  maintain  the
strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Investment Advisor to the Trust shall be treated by the Trust and the Investment Advisor as confidential and for the exclusive use and benefit of the Trust except as disclosure may be required by applicable law.

16. Use of Names. It is understood that the names "Forward Funds" and "Forward Management," or any derivative thereof or logo associated with those names are the valuable property of the Investment Advisor and its affiliates, and that the Fund and/or the Fund have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Fund and/or Fund. Upon termination of this Agreement, the Fund (or Fund) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Fund, shall promptly amend its Declaration of Trust to change its name (if such name is included therein) and remove Forward Funds logos.

17. Trust Obligation. A copy of the Trust's Declaration of Trust, as amended, is on file with the State of Delaware and notice is hereby given that this Agreement has been executed on behalf of the Trust by a Trustee or officer of the Trust in his or her capacity as such and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets and property of that Fund only, and not against the assets or property of any other series of the Trust, or against any of the Trustees, officers, employees or shareholders of the Trust individually.

18. Miscellaneous.

(a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

(b) Concurrently with the execution of this Agreement, the Investment Advisor is delivering to the Trust a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Trust hereby acknowledges receipt of such copy.

(c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(e) Nothing herein shall be construed as constituting the Investment Advisor as an agent of the Trust or the Funds.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of March 5, 2008.

FORWARD FUNDS
By:

/s/  J. Alan Reid, Jr.
------------------------------------
Name: J. Alan Reid, Jr.
Title: President


FORWARD MANAGEMENT, LLC
By:


/s/  Mary Curran
------------------------------------
Name: Mary Curran
Title: Secretary

                                     EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

------------------------------------------------------ -----------------------------------------------------------------
                        FUND                                                     ADVISORY FEE
------------------------------------------------------ -----------------------------------------------------------------
Forward Asia Ex-Japan Equities Fund                    1.25% up to and including $250 million
                                                       1.20% over $250 million up to and including $500 million
                                                       1.10% over $500 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Banking and Finance Fund                       1.00% up to and including $100 million
                                                       0.90% over $100 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Eastern Europe Equities Fund                   1.25% up to and including $250 million
                                                       1.20% over $250 million up to and including $500 million
                                                       1.15% over $500 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Growth Fund                                    0.75% up to and including $250 million
                                                       0.65% over $250 million up to and including $500 million
                                                       0.55% over $500million up to and including $750 million
                                                       0.45% over $750 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Emerging Markets Fund                          1.25% up to and including $500 million
                                                       1.20% over $500 million up to and including $1 billion
                                                       1.15% over $1 billion
------------------------------------------------------ -----------------------------------------------------------------
Forward International Equity Fund                      0.85% up to and including $250 million
                                                       0.75% over $250 million up to and including $1 billion
                                                       0.65% over $1 billion
------------------------------------------------------ -----------------------------------------------------------------
Forward International Fixed Income Fund                0.70% up to and including $500 million
                                                       0.64% over $500 million up to and including $1 billion
                                                       0.58% over $1 billion up to and including $5 billion
                                                       0.52% over $5 billion
------------------------------------------------------ -----------------------------------------------------------------
Forward International Small Companies Fund             1.00% up to and including $1 billion
                                                       0.95% over $1 billion
------------------------------------------------------ -----------------------------------------------------------------
Forward Large Cap Equity Fund                          0.80% up to and including $500 million
                                                       0.725% over $500 million up to and including $1 billion
                                                       0.675% over $1 billion
------------------------------------------------------ -----------------------------------------------------------------
Forward Legato Fund                                    1.00% up to and including $500 million
                                                       0.85% over $500 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Long/Short Credit Analysis Fund                1.50%
------------------------------------------------------ -----------------------------------------------------------------
Forward Mini-Cap Fund                                  1.05%
------------------------------------------------------ -----------------------------------------------------------------
Forward Opportunities Fund                             1.00% up to and including $100 million
                                                       0.90% over $100 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Progressive Real Estate Fund                   0.85% up to and including $100 million
                                                       0.80% over $100 million up to and including $500 million
                                                       0.70% over $500 million
------------------------------------------------------ -----------------------------------------------------------------
Forward Small Cap Equity Fund                          1.05% up to and including $500 million
                                                       1.00% over $500 million
------------------------------------------------------ -----------------------------------------------------------------
Sierra Club Equity Income Fund                         0.94% up to and including $100 million
                                                       0.87% over $100 million up to and including $250 million
                                                       0.82% over $250 million up to and including $500 million
                                                       0.78% over $500 million
------------------------------------------------------ -----------------------------------------------------------------

                                     EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

------------------------------------------------------ -----------------------------------------------------------------
                        FUND                                                     ADVISORY FEE
------------------------------------------------------ -----------------------------------------------------------------
Sierra Club Stock Fund                                 0.85% up to and including $100 million
                                                       0.81% over $100 million up to and including $250 million
                                                       0.78% over $250 million up to and including $500 million
                                                       0.70% over $500 million
------------------------------------------------------ -----------------------------------------------------------------

                  EXHIBIT B TO INVESTMENT MANAGEMENT AGREEMENT

------------------------------------------------------ -------------------------
                       FUND                                  ADVISORY FEE
------------------------------------------------------ -------------------------
Accessor Aggressive Growth Allocation Fund                       0.10%
------------------------------------------------------ -------------------------
Accessor Balanced Allocation Fund                                0.10%
------------------------------------------------------ -------------------------
Accessor Growth Allocation Fund                                  0.10%
------------------------------------------------------ -------------------------
Accessor Growth & Income Allocation Fund                         0.10%
------------------------------------------------------ -------------------------
Accessor Growth Fund                                             0.45%
------------------------------------------------------ -------------------------
Accessor High Yield Bond Fund                                    0.36%
------------------------------------------------------ -------------------------
Accessor Income Allocation Fund                                  0.10%
------------------------------------------------------ -------------------------
Accessor Income & Growth Allocation Fund                         0.10%
------------------------------------------------------ -------------------------
Accessor Intermediate Fixed-Income Fund                          0.33%
------------------------------------------------------ -------------------------
Accessor International Equity Fund                               0.55%
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Accessor Limited Duration U.S. Government Fund                   0.12%
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Accessor Mortgage Securities Fund                                0.36%
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Accessor Short-Intermediate Fixed-Income Fund                    0.33%
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Accessor Small To Mid Cap Fund                                   0.60%
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Accessor Strategic Alternatives Fund                             0.70%
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Accessor Total Return Fund                                       0.12%
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Accessor U.S. Government Money Fund                              0.08%
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Accessor Value Fund                                              0.45%
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